Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) of our reports dated February 15, 2013, relating to the consolidated financial statements of the Company, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

Form S-3ASR No. 333-156700 pertaining to Huntington Bancshares Incorporated automatic shelf registration of common stock, preferred stock, and debt securities dated January 13, 2009;

Form S-8 No. 33-10546 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Directors Post-Effective Amendment No. 2 dated January 28, 1991;

Form S-8 No. 33-41774 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Huntington Bancshares Incorporated Directors dated July 19, 1991;

Form S-8 No. 33-44208 pertaining to Huntington Supplemental Executive Stock Purchase and Tax Savings Plan and Trust Post-Effective Amendment No. 1 dated April 1, 1998;

Form S-8 No. 333-75032 pertaining to Huntington Bancshares Incorporated Employee Stock Incentive Plan dated December 13, 2001;

Form S-8 No. 333-113639 pertaining to the UNB Corp. 1987 Stock Option and Performance Unit Plan, UNB Corp. 1997 Stock Option Plan and BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan Post-Effective Amendment No. 1 on Form S-8 to Form S-4 dated March 16, 2004;

Form S-8 No. 333-126256 pertaining to Huntington Bancshares Incorporated 2004 Stock and Long-Term Incentive Plan as filed on June 30, 2005;

Form S-8 No. 333-61074 pertaining to Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan Post-Effective Amendment No. 1 dated June 30, 2005;

Form S-8 No. 333-136692 pertaining to Huntington Bancshares Incorporated Executive Deferred Compensation Plan dated August 17, 2006;

Form S-8POS No. 333-140897 pertaining to Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan, as amended; Sky Financial Group Inc. 1998 Stock Option Plan for Employees; Second Restatement of the Sky Financial Group, Inc. Amended and Restated 1998 Stock Option Plan for Directors; Century Financial Corporation Stock Option Plan; Amended and Restated Mid Am, Inc. 1997 Stock Option Plan; and Citizens Bancshares, Inc. Non-Statutory Sock Option and Stock Appreciation Rights Plan dated July 2, 2007;

Form S-8 No. 333-144403 pertaining to Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan; Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan II, as amended; and Inducement Grant dated July 6, 2007;

Form S-8 No. 333-153573 pertaining to the Huntington Investment and Tax Savings Plan dated September 18, 2008;

Form S-8 No. 333-158335 pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated March 31, 2009;

Form S-8 No. 333-161779 pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors dated September 8, 2009;

Form S-8 No. 333-161780 pertaining Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan dated September 8, 2009;

Form S-8 No. 333-161782 pertaining to Inducement Grants dated September 8, 2009;

Form S-8 No. 333-168824 pertaining Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan dated August 13, 2010;

Form S-11 (no file number) filed with the Office of the Comptroller of the Currency in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank on May 18, 2001;

Form S-8 No. 333-173831 pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated May 2, 2011;

Form S-4 No. 333-178205 pertaining to Registration of Floating Rate Series B Non-Cumulative Perpetual Preferred Stock and related Depositary Shares (each representing a 1/40th interest in a share of Floating Rate Series B Non-Cumulative Perpetual Preferred Stock) dated November 29, 2011; and

Form S-8 No. 333-183325 pertaining to the Huntington Bancshares Incorporated 2012 Long-Term Incentive Plan, dated August 15, 2012.

/s/ Deloitte & Touche LLP

Columbus, Ohio

February 15, 2013